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Exhibit 10.19

AMENDMENT NO. 4
TO
STOCK PURCHASE AGREEMENT

    THIS AMENDMENT NO. 4 TO STOCK PURCHASE AGREEMENT (this "Amendment") dated as of June 29, 2001, is made by and among Olympic Property Group LLC, a Washington limited liability company ("OPG"), Olympic Water and Sewer, Inc., a Washington corporation (the "Company"), and Port Ludlow Associates LLC, a Washington limited liability company ("Purchaser"), regarding that certain Stock Purchase Agreement dated May 29, 2001, as amended by Amendment No. 1 dated June 1, 2001, Amendment No. 2 dated June 13, 2001, and Amendment No. 3 dated June 22, 2001 (as amended, the "Agreement"), among OPG, the Company, and Purchaser, for the purchase and sale of the shares of capital stock of the Company (the "Shares").

    I.  EFFECT OF AMENDMENT.  This Amendment amends and modifies the Agreement. In the event of any conflict between the Agreement and this Amendment, this Amendment shall control. Except as contained within the Agreement and this Amendment, there are no other agreements or understandings among OPG, the Company, and Purchase relating to the Shares. Capitalized terms not otherwise defined herein shall have the meanings given them under the Agreement.

    II.  EXTENSION OF TIME.  In Section 9.17 of the Agreement, the date "June 29, 2001," is hereby replaced by the date "July 13, 2001."

    III.  BOOKS AND RECORDS.  At Closing, Purchaser will be entitled to possession of the Company's agreements, minute book, permits, licenses, tariffs, tax records for tax years 2000 and 2001, current employee records, and payroll records for calendar years 2000 and 2001. At any time within seven (7) years after Closing upon the prior request of Purchaser or OWSI, OPG shall deliver to Purchaser or OWSI all other documents and financial data of any sort relating to the Company, subject to the obligations of Purchaser under Section 7 to make such documents and financial data (to the extent prepared by the Company or OPG prior to the Closing) available to OPG after the Closing, and subject further to the right of OPG to redact any confidential data or material relating to OPG or its affiliates that might otherwise have been included with such documents or financial data.

    Except as expressly amended by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

PURCHASER:	PORT LUDLOW ASSOCIATES LLC, a Washington limited liability company
By West Coast Northwest Pacific Partners LLC, a Washington limited liability company, its manager
	By:	/s/ RANDALL J. VERRUE
	Print Name:	Randall J. Verrue
	Its:	President & CEO
	Date:	8/1/01
OPG:	OLYMPIC PROPERTY GROUP LLC, a Washington limited liability company
	By:	/s/ GREGORY M. MCCARRY
	Print Name:	Gregory M. McCarry
	Its:	C.O.O.
	Date:	8/1/01
COMPANY:	OLYMPIC WATER AND SEWER, INC., a Washington corporation
	By:	/s/ TOM GRIFFIN
	Print Name:	Tom Griffin
	Its:	President
	Date:	8/1/01

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  Exhibit 10.19
AMENDMENT NO. 4 TO STOCK PURCHASE AGREEMENT